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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Microchip Technology Incorporated International Employee Stock Purchase Plan and 2004 Equity Incentive Plan of our report dated April 19, 2004, with respect to the consolidated financial statements of Microchip Technology Incorporated included in its Annual Report on Form 10-K for the year ended March 31, 2004, filed with the Securities Exchange Commission.

                      /s/  ERNST & YOUNG LLP

Phoenix, Arizona
October 22, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM